Exhibit 99.1
WVT Announces ISS and Glass Lewis Recommend Voting Against Dissident Shareholder Proposal
WARWICK, NY — (MARKET WIRE) — 11/02/05 — Warwick Valley Telephone Company (Nasdaq: WWVYE) announced today that Institutional Shareholders Services (“ISS”), the world’s leading provider of proxy advisory services, and Glass Lewis & Co., an independent research firm, have both recommended to investors that they vote against the shareholder proposal that the Company be sold filed by dissident shareholder Mr. Lawrence Goldstein.
In its analysis ISS states, “Based on the company’s performance over the past five years, in our opinion, there is no compelling evidence that the drastic measure described by the proponent is in shareholders’ best interests.”
“We are very pleased with the ISS report and Glass Lewis & Co. recommendation,” said Herbert Gareiss, Jr., President and CEO. “These highly regarded independent experts share our strongly held view that Mr. Goldstein’s proposal could be disruptive to the Company and detrimental to shareholders.”